Exhibit (11) - Statement Re: Computation of Earnings Per Share and
                  Pro Forma Earnings Per Share (1999)

                                                     Three Months Ended
                                                         March 31,
                                                       1999           1998
                                              --------------  -------------
   Average number of shares outstanding           8,793,923      8,214,001
                                              ============== =============
   Net loss                                   $  (1,998,000)  $ (1,816,000)

   Less:  cumulative dividend on
     redeemable preferred stock               $    (186,000)  $   (230,000)
                                              --------------  -------------
   Loss applicable to common shares           $  (2,184,000)  $ (2,046,000)
                                              ==============  =============

   Net loss per share                         $       (0.25)  $      (0.25)
                                              ==============  =============